Exhibit (a)(5)

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          PLEASE FAX THIS FORM TO AIMCO'S AGENT (BELOW) IF YOU ALREADY
         TENDERED YOUR UNITS TO AIMCO AND WISH TO ACCEPT THE MPF OFFER

     However, you must do so by MIDNIGHT TODAY, November 7, 2007 in order to withdrawal your units and receive over $5,500 more per unit!


                              NOTICE OF WITHDRAWAL

The undersigned hereby withdraws units of limited partnership interest ("Units") in RIVERSIDE PARK ASSOCIATES, LP heretofore tendered by the undersigned to AIMCO Properties, L.P., pursuant to its tender offer dated October 1, 2007, as may be amended from time to time.

Name of person who tendered Units: ____________________________________________

Name of registered Unit holder (if different):_________________________________

Number of Units to be withdrawn (state "all" if all Units tendered are to be withdrawn): __________


Date: _______________, 2007


______________________________________
Signature of Withdrawing Unit Holder


______________________________________
Signature of Joint Unit Holder, if any


INSTRUCTIONS

      For a withdrawal to be effective, a written notice of withdrawal must be timely received (i.e., before midnight Eastern Standard Time on the Expiration Date, currently set for November 7, 2007) by the information agent for AIMCO Properties, L.P., at its address or facsimile number set forth below. Any such notice of withdrawal must specify the name of the person who tendered the number of Units to be withdrawn and the name of the registered holder of such Units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person who signed AIMCO Properties, L.P.'s letter of transmittal in the same manner as such letter of transmittal was signed. The information agent and its contact information are as follows:

                             THE ALTMAN GROUP, INC.
                                    By Mail:
                                  P.O. Box 268
                               Lyndhurst, NJ 07071
                          By Overnight Courier or Hand:
                           1200 Wall Street, 3rd Floor
                               Lyndhurst, NJ 07071

                                     By Fax:
                                 (201) 460-0050